UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Schlumberger N.V. (Schlumberger Limited)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Schlumberger Limited

153 East 53rd Street, 57th Floor

New York, New York 10022-4624

42, rue Saint-Dominique

75007 Paris, France

Parkstraat 83

2514 JG The Hague

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held April 12, 2006

March     , 2006

The Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Curaçao Marriott Beach Resort, Piscadera Bay, Willemstad, Curaçao, Netherlands Antilles, on Wednesday, April 12, 2006 at 10:30 in the morning (Curaçao time), for the following purposes:

1.	To elect 12 directors.

2.	To report on the course of business during the year ended December 31, 2005, to approve the Company’s Consolidated Balance Sheet as at December 31, 2005, its Consolidated Statement of Income for the year ended December 31, 2005, and the declaration of dividends by the Board of Directors as reflected in the Company’s 2005 Annual Report to Stockholders.

3.	To adopt an amendment to the Company’s Articles of Incorporation to increase authorized common share capital.

4.	To approve the Amendment and Restatement of the Schlumberger 2005 Stock Option Plan to authorize limited grants of restricted stock and restricted stock units.

5.	To approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of the Company for 2006.

Action will also be taken upon such other matters as may come properly before the meeting.

The close of business on March 1, 2006 has been fixed as the record date for the meeting. All holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

By order of the Board of Directors,

Ellen Summer
Secretary

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card included by your broker. Brokers cannot vote for items 3 and 4 without your instructions.

PROXY STATEMENT

March     , 2006

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at the 2006 Annual General Meeting of Stockholders. The approximate mailing date of this proxy statement is March     , 2006. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information.

The Schlumberger 2005 Annual Report to Stockholders is included in this package as a separate document. The Company’s Consolidated Balance Sheet as at December 31, 2005, its Consolidated Statement of Income for the year ended December 31, 2005 and the supplemental financial information with respect to dividends included in the Annual Report are incorporated by reference as part of this proxy soliciting material.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $10,500 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

Proxies and Voting Procedures

Each stockholder of record at the close of business on March 1, 2006 is entitled to one vote for each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are considered beneficial owners. On March 1, 2006, there were              outstanding shares of common stock of Schlumberger, excluding              shares held in treasury.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in the Netherlands Antilles and, as provided by Netherlands Antilles law, meetings of stockholders are held in the Netherlands Antilles. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Fifty percent of the outstanding shares, exclusive of shares held in treasury, must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting. Abstentions and broker non-votes are counted for determining the presence of a quorum. Broker non-votes occur when brokers who hold their customers shares submit proxies and vote on “routine” items, which include election of directors and Items 2 and 5. Brokers cannot vote on Items 3 and 4 without instructions from the beneficial owners. If a quorum is not present at the meeting, the Board may call a second General Meeting at which the quorum requirement will not apply.

Stockholders with shares registered in their names with Computershare and participants who hold shares in the Schlumberger Discounted Stock Purchase Plan (“DSPP”) may authorize a proxy by:

•	The internet at the following internet address: http://www.eproxyvote.com/slb;
•	Telephonically in the United States by calling toll-free 1-877-779-8683 or outside the United States by calling collect on a touch tone phone, 1-201-536-8073; or
•	Completing and mailing the enclosed proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on April 11, 2006. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in a program that also permits beneficial stockholders to direct their vote by the internet or telephone. If shares are held in an account at a bank or brokerage firm that participates in such a program, beneficial stockholders may direct the vote of these shares by the internet or telephone by following the instructions on the voting form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

1. Election of Directors

It is intended to fix the number of directors at 12 and to elect a Board of Directors of 12 members, each to hold office until the next Annual General Meeting of Stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by the stockholders. Unless instructed otherwise, the proxies will be voted for the election of the 12 nominees named below. If any nominee is unable or unwilling to serve, proxies may be voted for another person designated by the Board of Directors. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

A majority of the votes cast is required to elect each of the nominees for director.

The Board of Directors Recommends a Vote FOR All Nominees.

The Board of Directors’ nominees for election to the Board, together with information furnished by them with respect to their business experience, and other information regarding them, are set forth below:

Nominee, Age and Five-Year Business Experience	Director Since
JOHN DEUTCH, 67; Institute Professor, Massachusetts Institute of Technology, Cambridge, Massachusetts. (1)	1997 1987- 1993

JAMIE S. GORELICK, 55; Partner, Wilmer Cutler Pickering Hale and Dorr LLP, an international law firm, since July 2003, Vice Chair of Fannie Mae, financing of U.S. home mortgages, from May 1997 to July 2003, Washington, D.C. (2)	2002

ANDREW GOULD, 59; Chairman and Chief Executive Officer since February 2003, President and Chief Operating Officer, March 2002 to February 2003, Executive Vice President Oilfield Services from January 1999 to March 2002. (3)	2002

TONY ISAAC, 64; Chief Executive, The BOC Group plc, an international group with three business segments consisting of Gases and Related Products, Vacuum Technology and Supply Chain Solutions, since September 1999, Surrey, U.K. (4)	2003

ADRIAN LAJOUS, 62; Senior Energy Advisor, McKinsey & Company, Houston, Texas, and President of Petrométrica, an energy consulting company, since January 2001, Mexico City. (5)	2002

ANDRE LEVY-LANG, 68; Independent Investor since November 1999; Chairman of the Executive Board of Paribas, an international banking group, May 1998 to August 1999, Paris. (6)	1992

MICHAEL E. MARKS, 55; Member of Kohlberg Kravis Roberts & Co., a private equity firm in Menlo Park, CA, since January 2006; Chief Executive Officer of Flextronics, an electronics manufacturing services company in Singapore, from January 1994 to January 2006 and Chairman of the Board since January 2006 and from July 1993 to January 2003. (7)	2005

Nominee, Age and Five-Year Business Experience	Director Since

DIDIER PRIMAT, 61; President, Primwest Holding N.V., an investment management company, Curaçao, N.A. (7)	1988

TORE I. SANDVOLD, 58; Chairman, Sandvold Energy AS, an advisory company in the energy business, since September 2002, Chairman of the Board of Petoro AS, a Norwegian state-owned oil company, from May 2001 to September 2002, Director General, Norwegian Ministry of Oil & Energy from 1990 to May 2001, Oslo, Norway. (8)	2004

NICOLAS SEYDOUX, 66; Chairman, Gaumont, a French filmmaking enterprise, Paris. (7) (9)	1982

LINDA GILLESPIE STUNTZ, 51; Partner, Stuntz, Davis & Staffier P.C., a law firm, Washington, D.C. (10)	1993

RANA TALWAR, 57; Chairman, Sabre Capital Worldwide Inc., Tortola, BVI, a private equity and management firm focused on investing in financial institutions in emerging markets with an emphasis on Asia, since December 2002; Group Chief Executive, Standard Chartered PLC, a global bank in London, from June 1997 to December 2001. (11)	2005

(1)	Mr. Deutch is a director of Citigroup, a banking and insurance organization, where he serves on its Audit, Public Affairs and Governance and Nominating Committees; Cummins Inc., a manufacturer of diesel engines and components, where he serves on its Technology and Finance Committees; and Raytheon Corporation, a defense technology company, where he serves on its Governance and Nominating and Public Affairs Committees. Mr. Deutch’s adult son, Paul Deutch, was previously employed by a unit of Schlumberger until June 2005. The prior employment of Mr. Deutch’s son was not influenced by John Deutch’s position as a director of Schlumberger.

(2)	Ms. Gorelick is a director of United Technologies Corporation, a provider of high technology products and services, where she serves on its Finance and Public Issues Review Committees and serves on the boards of the John D. and Catherine T. MacArthur Foundation and the Carnegie Endowment for International Peace. She is a member of the Council on Foreign Relations.

(3)	Mr. Gould is a director of Rio Tinto plc and Rio Tinto Limited, a mineral resources group, and is Chairman of its Audit Committee and a member of its Remuneration Committee.

(4)	Mr. Isaac is a director of International Power plc and is Chairman of its Audit Committee and serves on its Remuneration and Appointments Committees.

(5)	Mr. Lajous is a director of Ternium, S.A., a flat and long steel producer, headquartered in Luxembourg and a member of its Audit Committee; and Chairman of Oxford Institute for Energy Studies, Oxford, U.K.

(6)	Mr. Lévy-Lang is a director and member of the Compensation Committee of AGF, a French insurance company, a director and member of the Audit and Compensation Committees of SCOR, a French reinsurance company, a director and member of the Nominating Committee of Dexia, a Belgian financial services company, and a director of Paris-Orleans, a holding company for the Rothschild Group of Companies.

(7)	Mr. Marks is a director at SanDisk, a memory products company headquartered in California, and a member of its Compensation and Nominating and Governance Committees,; a director of KLA Tencor, a semiconductor fabrication equipment company headquartered in California, where he serves on its Compensation Committee; and a director of Crocs, Inc., a specialty shoe manufacturer.

(8)	Mr. Primat and Mr. Seydoux are cousins.

(9)	Mr. Sandvold is a director of Teekay Shipping Corporation, a leading provider of international crude oil and petroleum product transportation services, where he is a member of its Audit Committee, and also serves on the boards of Lambert Energy Advisory Ltd., E.on Rührgas Norge AS, Energy Policy Foundation of Norway, Stavanger University and Offshore Northern Seas (ONS).

(10)	Mr. Seydoux is a director of Arte, a Franco-German TV company.

(11)	Mrs. Stuntz is a director of Raytheon Company, a defense technology company, where she serves on its Audit Committee.

(12)	Mr. Talwar is a director of Pearson PLC, an international media company in London, and a member of its Personnel, Nominating and Treasury Committees; a director of Fortis, an integrated financial services provider in Belgium and the Netherlands, and a member of its Risk and Capital Committees; Chairman of Centurion Bank, India, and a member of its Executive and Nominating Committees; a member of the Governing Body of the Indian School of Business; a director of the National Society for the Prevention of Cruelty to Children in the U.K.; and a member of the Strategy Board in the U.K. Department of Trade and Industry.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to persons known by the Company to be the beneficial owners of 5% or more of the common stock.

	Beneficial Ownership of Common Stock

Name and Address	Number of Shares	Percentage of Class
Capital Research and Management Company (1) 333 South Hope Street Los Angeles, CA 90071	59,646,400	10.1%

FMR Corp. (2) 85 Devonshire Street Boston, Massachusetts 02109	54,402,098	9.2%

(1)	Based on an amendment to a Statement on Schedule 13G dated February 7, 2006. Such filing indicates that Capital Research and Management Company acts as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 has sole voting power with respect to 15,473,400 shares and sole despositive power with respect to 59,646,400 shares. The filing indicates that the common stock was acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

(2)	Based on an amendment to a Statement on Schedule 13G dated February 14, 2006. Such filing indicates that FMR Corp. has sole voting power with respect to 3,083,752 shares and sole dispositive power with respect to 54,402,098 shares. FMR Corp. is the parent of Fidelity Management & Research Company, investment adviser to the Fidelity group of investment companies. The filing indicates that the common stock was acquired in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

The following lists the shares of Schlumberger common stock beneficially owned as of February 2, 2006 by all directors and nominees, by each of the named executive officers, and by the directors, director nominees and executive officers as a group. Except as footnoted, each individual has sole voting and investment power over the shares listed by that individual’s name. As of February 2, 2006, no nominee for director owned more than 1% of the outstanding shares of the Company’s common stock, except Mr. Primat who owned 2.7%. All directors, director nominees and executive officers as a group owned 3.2% of the outstanding shares of the Company at February 2, 2006.

Name	Shares

Dalton Boutte	212,703	(1)
John Deutch	7,600	(2)
Jamie S. Gorelick	7,100	(3)
Andrew Gould	1,212,350	(4)
Tony Isaac	2,000	(5)
Adrian Lajous	5,890	(6)
André Lévy-Lang	11,500
Michael E. Marks	2,000
Satish Pai	122,350	(7)
Jean-Marc Perraud	199,232	(8)
Didier Primat	16,162,628	(9)
Tore I. Sandvold	4,000
Chakib Sbiti	222,457	(10)
Nicolas Seydoux	241,660	(11)
Linda Gillespie Stuntz	10,800	(12)
Rana Talwar	2,000
All directors, director nominees and executive officers as a group (24 persons)	19,228,671	(13)

(1)	Includes 206,869 shares which may be acquired by Mr. Boutte within 60 days through the exercise of stock options.

(2)	Includes 600 shares owned by Mr. Deutch’s wife, as to which he disclaims beneficial ownership, and excludes 500 shares which he deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(3)	Excludes 2,500 shares which she deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(4)	Includes 1,112,350 shares which may be acquired by Mr. Gould within 60 days through the exercise of stock options.

(5)	Excludes 2,500 shares which he deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

(6)	Held through a limited liability company in which Mr. Lajous has an indirect interest.

(7)	Includes 118,945 shares which may be exercised by Mr. Pai within 60 days by the exercise of stock options.

(8)	Includes 166,475 shares which may be acquired by Mr. Perraud within 60 days through the exercise of stock options.

(9)	Includes 560,000 shares as to which Mr. Primat shares investment power and 3,999,008 shares held for account of the minor children of Mr. Primat as to which he has joint voting and investment power.

(10)	Includes 204,673 shares which may be acquired by Mr. Sbiti through the exercise of stock options.

(11)	Excludes 15,364 shares owned by Mr. Seydoux’s wife, as to which he has no voting and investment power.

(12)	Includes 3,000 shares as to which Mrs. Stuntz shares voting power and 300 shares owned by a minor child in a trust for which Mrs. Stuntz serves as trustee.

(13)	Includes 2,509,721 shares which may be acquired by executive officers as a group within 60 days through the exercise of stock options and excludes 5,500 shares for which directors deferred receipt under the Stock and Deferral Plan for Non-Employee Directors.

Section 16 (a) Beneficial Ownership Reporting Compliance

The Company believes, based upon a review of the forms filed by its officers and directors, that during 2005 all of its officers and directors filed on a timely basis the reports required to be filed under Section 16 (a) of the Securities Exchange Act of 1934, except for a late Form 4 filing by Adrian Lajous to report a purchase of 590 shares by a limited liability company in which he has an indirect interest.

Director Compensation

Directors who are employees of Schlumberger do not receive compensation for serving on the Board or on committees of the Board. The following table provides information on Schlumberger’s compensation and reimbursement practices for non-employee directors.

Annual retainer	$40,000
Additional fee for committee membership	$10,000 per committee
Additional fee for committee chair (in lieu of committee membership fee)	$20,000 per committee
Equity-based compensation	4,000 shares	(1)
Reimbursement of expenses attendant to Board membership	Yes

(1)	As provided under the Schlumberger Stock and Deferral Plan for Non-Employee Directors, this number was adjusted from 2,000 to 4,000 shares to reflect the 2-for-1 stock split announced on January 19, 2006. The annual stock award may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, each of which will represent the right to receive one share of Schlumberger common stock. The form of stock award and its terms, conditions and restrictions (including vesting) will be determined by Schlumberger’s Nominating and Governance Committee. A non-employee director may elect to defer the receipt of all or part of a stock award.

Director Stock Ownership Guidelines

The Board believes that ownership of stock of the Company by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a guideline that, within five years after April 22, 2004 or after joining the Board, each Board member own at least 10,000 shares or restricted stock units (after giving effect to the stock split).

Board of Directors Meetings and Committees

During 2005, the Board of Directors held five meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Technology Committee. During 2005, the Audit Committee met five times; the Compensation Committee met five times; the Finance Committee met four times; the Nominating and Governance Committee met four times; and the Technology Committee met once. All incumbent director nominees attended at least 75% of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served.

Members of the Committees of the Board of Directors

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Technology Committee
John Deutch			X		X*
Jamie S. Gorelick		X		X
Andrew Gould
Tony Isaac	X			X*
Adrian Lajous	X	X	X
André Lévy-Lang	X*		X		X
Michael Marks					X
Didier Primat				X
Tore I. Sandvold				X
Nicolas Seydoux		X	X*
Linda Gillespie Stuntz	X	X*	X
Rana Talwar				X

*	Chair

Audit Committee

The Audit Committee is comprised of four independent directors who meet the independence and other requirements of the New York Stock Exchange’s listing standards. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accounting firm’s qualifications and independence, and the performance of Schlumberger’s internal audit function and of the independent registered public accounting firm. The Audit Committee recommends for stockholders approval the appointment of an independent registered public accounting firm to audit the Schlumberger consolidated financial statements. The Audit Committee has the sole authority and responsibility to appoint, subject to stockholder approval, compensate and oversee the independent registered public accounting firm, and to pre-approve all engagements, fees and terms for audit and other services provided by the Company’s independent registered public accounting firm. The independent registered public accounting firm is accountable to the Audit Committee. The Board of Directors has determined that Messrs. Isaac, Lévy-Lang and Talwar, who are independent under applicable New York Stock Exchange listing standards, are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York, 10022-4624.

Compensation Committee

The Compensation Committee is comprised of four independent directors who meet the independence requirements of the New York Stock Exchange’s listing standards. The Committee assists the Board in discharging its responsibilities with regard to executive compensation and oversight of the general compensation philosophy of the Company and prepares a report on executive compensation to the Company’s stockholders. It is responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer to the Board meeting in executive session. The Compensation Committee also administers the Company’s stock option plans. The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York, 10022-4624.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of five independent directors, who meet the independence requirements of the New York Stock Exchange’s listing standards. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors under criteria approved by the Board. The Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders and may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. The Nominating and Governance Committee is responsible for periodically reviewing director compensation and benefits, reviewing corporate governance trends, reviewing the status of the Company’s compliance program and recommending to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate. The Nominating and Governance Committee also recommends directors to serve on and to chair the Board Committees and leads the Board’s appraisal process. The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York, 10022-4624.

Finance Committee

The Finance Committee advises the Board and senior management on various matters, including dividends, financial policies and the investment and reinvestment of funds. The Finance Committee periodically reviews the administration of the Schlumberger employee benefit plans and those of its subsidiaries. In addition, the Finance Committee reviews financial risk management, financial aspects of acquisitions submitted to the Board, and the Investor Relations and Stockholder Services of the Company. The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York, 10022-4624.

Technology Committee

The Technology Committee advises the Board and senior management on various matters, including the quality and relevance of programs dealing with scientific research, development, information and manufacturing technology, and also advises on research strategy and university relationships. The Technology Committee operates pursuant to a written charter, which is available on the Company’s website at www.slb.com/ir. Stockholders may also obtain a copy of the charter without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York, 10022-4624.

Corporate Governance Matters

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance principles that the Board believes promote the effective functioning of the Board of Directors, its committees and the Company.

Director Independence

The Board of Directors had determined that each director is independent, as defined for purposes of the New York Stock Exchange’s listing standards, other than Mr. Gould, who is Chairman and Chief Executive Officer of Schlumberger. In making this determination, the Board affirmatively determined that each independent director has no material relationship with Schlumberger or management, and that none of the express disqualifications contained in the NYSE rules applied to any of them. As contemplated by NYSE rules, the Company has categorical standards to assist the Board in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director in making its independence determinations. A relationship falls within the current categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or
•	Is a type of relationship addressed in Item 404 of Regulation S-K of the Securities and Exchange Commission, but under that item does not require disclosure; or
•	Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

None of the independent directors has ongoing relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.

Director Nominations

In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from security holders is the same as its process for unsolicited recommendations from other sources. All potential nominees must be considered by the Nominating and Governance Committee before being contacted by other Company directors or officers as possible nominees and before having their names formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by security holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Secretary, Schlumberger Limited, 153 East 53rd Street, 57th Floor, New York, New York 10022-4624 by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors, customers, or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Governance Committee also believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity.

Stockholder Communication with Board Members

The Board has established a process for interested parties to send communications, other than sales-related communications, to one or more of its members. Any such communication should be sent by letter addressed to the presiding director and/or any members of the Board to whom the communication is directed, care of the Secretary, Schlumberger Limited, 153 East 53rd Street, 57th Floor, New York, New York 10022-4624. All such communications will be forwarded to the Board member or members specified.

Director Presiding at Executive Sessions

The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting, and at the request of a director. Mr. Nicolas Seydoux, Chair of the Nominating and Governance Committee, presides at these executive sessions of non-management directors.

Director Attendance at Annual General Meeting

The Board’s policy regarding director attendance at the Annual General Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2005, Mr. Lévy-Lang attended the Annual General Meeting.

Corporate Governance Guidelines and Code of Ethics

Copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics are available at the Company’s corporate governance website located at www.slb.com/ir. Stockholders may also obtain copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York, 10022-4624.

Audit Committee Report

During 2005, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and the independent registered public accounting firm, PricewaterhouseCoopers LLP, including matters raised by the independent registered public accounting firm pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and the requirements of Public Accounting Oversight Board. However, as of the filing of this preliminary proxy statement, neither the audit of the financial statements nor the financial reporting are complete and further communication will occur. The Audit Committee will discuss with the Company’s senior management and independent registered public accounting firm the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission. The Audit Committee will review and discuss such other matters as it deemed appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission and the New York Stock Exchange.

The Company’s independent registered public accounting firm provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing review and discussion, and relying on the expected representation of Company management and the expected independent registered public accounting firm’s report to the Audit Committee, the Audit Committee is expected to recommend that the Board of Directors include the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission when the audits by PricewaterhouseCoopers LLP are complete.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Tony Isaac	André Lévy-Lang, Chair
Adrian Lajous	Linda G. Stuntz

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the next four most highly compensated executive officers as at December 31, 2005 for the fiscal years ending December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

				Long Term Compensation	All Other Compensation ($)(5)
	Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(3)	Securities Underlying Options (#)(4)

A. Gould Chairman and Chief Executive Officer	2005 2004 2003	1,500,000 1,500,000 1,500,000	2,175,000 2,100,000 1,125,000	400,000 415,000 300,000	288,000 157,500 108,000

C. Sbiti (1) Executive Vice President	2005 2004 2003	626,566 618,047 559,284	908,521 848,269 629,195	90,000 90,000 100,000	100,633 61,561 49,452

J.-M. Perraud Executive Vice President and Chief Financial Officer	2005 2004 2003	600,000 600,000 550,000	882,000 858,000 385,000	50,000 50,000 60,000	116,640 59,100 38,040

Dalton Boutte (2) Executive Vice President	2005 2004	521,024 519,125	573,126 555,464	50,000 50,000	66,115 30,857

Satish Pai (1) Vice President Oilfield Technologies	2005 2004	551,378 470,541	609,273 448,455	30,000 30,000	73,638 53,673

1)	Messrs. Sbiti and Pai are paid in Euros.
2)	Mr. Boutte is paid in Pounds Sterling.
3)	Salary and bonus amounts include cash compensation earned and received and any amounts deferred under the Schlumberger Restoration Savings Plan.
4)	The Company has granted no stock appreciation rights or restricted stock.
5)	The 2005 amounts disclosed in this column include:
(a)	Company contributions to Schlumberger Profit Sharing Plans
(b)	Company contributions to the International Staff Profit Sharing Plan
(c)	Company unfunded credits to the Schlumberger Supplementary Benefit Plan
(d)	Company unfunded matching credits to the Schlumberger Restoration Savings Plan
(e)	Company contributions paid in cash in lieu of credits due to limits in the Profit Sharing Plans

	(a)($)	(b)($)	(c)($)	(d)($)	(e)($)

Mr. Gould	16,800	N/A	169,500	101,700	N/A
Mr. Sbiti	N/A	100,633	N/A	N/A	N/A
Mr. Perraud	16,800	N/A	62,400	37,440	N/A
Mr. Boutte	10,500	N/A	40,358	N/A	15,257
Mr. Pai	6,300	42,829	N/A	24,509	N/A

The Company’s matching credits under the Schlumberger Restoration Savings Plan are vested one-third at two years of service, two-thirds at three years, fully at four years or upon the earliest of age 60, death or change of control. The amounts accumulated under the Schlumberger Restoration Savings Plan and the International Staff Profit Sharing Plan will be paid upon the satisfaction of certain conditions on termination or retirement, death, disability or in the case of the Schlumberger Restoration Savings Plan, a change in control.

Stock Option Grants Table

The following table sets forth certain information concerning options granted during 2005 to the named executive officers. Any value realized upon exercise of the options will depend upon the market price of Schlumberger common stock at the time the option is exercised relative to the exercise price of the option.

Option Grants in Last Fiscal Year

	Individual Grants				Grant Date Value ($)(3)
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH)(2)	Expiration Date

A. Gould	400,000	10.95	64.91	01/19/15	5,248,000
C. Sbiti	90,000	2.46	64.91	01/19/15	1,180,800
J.-M. Perraud	50,000	1.37	64.91	01/19/15	656,000
D. Boutte	50,000	1.37	64.91	01/19/15	656,000
S. Pai	30,000.82		64.91	01/19/15	393,600

(1)	Options listed above become exercisable in installments of 25% each year following the date of grant. The gain on each option grant is capped at 125% of the exercise price. All outstanding stock options become fully exercisable prior to liquidation or dissolution of the Company or prior to any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation unless such merger, reorganization or consolidation provides for the assumption of such stock options.
(2)	The exercise price of the options is equal to the average of the high and the low per share prices of the common stock on the options’ dates of grant and may be paid in cash or by tendering shares of common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of common stock.
(3)	The following assumptions were used to calculate the grant date present value under the Black-Scholes method:

Assumption	January 19, 2006

Expected Life of Option	4.5 years
Risk Free Rate	3.76%
Volatility	30.17%
Dividend Yield	1.35%
Stock Price Appreciation Cap	125%

Stock Option Exercises and

December 31, 2005 Stock Option Value Table

The following table shows certain information concerning options exercised during 2005 by the named executive officers and the number and value of unexercised options at December 31, 2005. The values of unexercised in-the-money stock options at December 31, 2005 as shown below are presented pursuant to Securities and Exchange Commission rules. Any amount realized upon exercise of stock options will depend upon the market price of Schlumberger common stock at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercises (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-The-Money Options at FY-End ($)(2) Exercisable / Unexercisable

A. Gould	65,940	3,622,414	848,600	1,031,250	29,176,808	41,453,062
C. Sbiti	0	—	179,757	237,500	7,032,701	9,235,263
J-M. Perraud	33,000	1,949,670	167,133	143,500	6,329,030	5,379,463
D. Boutte	0	—	184,369	167,500	6,834,524	6,488,412
S. Pai	0	—	106,445	109,500	3,957,172	4,133,282

(1)	Market value of stock on date of exercise less exercise price.
(2)	Closing price of stock on December 30, 2005 ($97.15) less exercise price.

Pension Plans

Schlumberger and certain of its subsidiaries maintain pension plans for employees, including executive officers, providing for lifetime pensions upon retirement after a specified number of years of service. Employees may participate in one or more pension plans in the course of their careers with the Company or its subsidiaries, in which case they become entitled to a pension from each plan based upon the benefits accrued during the years of service related to each plan. These plans are funded on an actuarial basis through cash contributions made by the Company or its subsidiaries. Certain plans also permit or require contributions by employees.

Benefits under the international staff pension plans of the Company and certain of its subsidiaries are based on a participant’s admissible compensation (generally, base salary plus incentive) for each year in which the employee participates in the plans and the employee’s length of service with the Company or the subsidiary. Since January 1, 1993, the benefit earned has been 3.2% of admissible compensation for each year of service. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement. Estimated annual benefits from these plans payable upon retirement are: $137,033 for Mr. Gould, $94,648 for Mr. Sbiti, $13,608 for Mr. Perraud, $27,793 for Mr. Pai, and $238,177 for Mr. Boutte, assuming admissible compensation continues at the December 31, 2005 level until age 55 for Mr. Boutte.

Benefits under the U.S. tax qualified pension plans of the Company and certain of its subsidiaries are based on an employee’s admissible compensation (generally, base salary plus incentive) for each year in which an employee participates in the U.S. plans and the employee’s length of service with the Company or the subsidiary. From January 1, 1989, the benefit earned has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. The Company has adopted a supplementary benefit plan for eligible employees, including executive officers. Amounts under the supplementary plan are accrued under an unfunded arrangement to pay each individual the additional amount which would have been payable under the plans if the amount had not been subject to limitations imposed by law on maximum annual benefit payments and on annual compensation recognized to compute plan benefits. Estimated annual benefits from the plans payable upon retirement (assuming retirement at age 65) are: $5,098 for Mr. Sbiti and $63,250 for Mr. Boutte, and, assuming admissible compensation continues at the December 31, 2005 levels until age 65, $685,253 for Mr. Gould, $304,542 for Mr. Perraud, and $508,637 for Mr. Pai.

Dollar Value of Total Compensation for 2005

Set forth below is a summary of the dollar values of the total annual compensation provided, granted to or received by each of the named executive officers during the fiscal year ended December 31, 2005:

	Salary Earned In 2005	Bonus Earned For 2005	January 2005 Grant Date Value	2005 Pension Accrual	Profit Sharing Contributions	Perquisites	Health &Welfare[1]	Value of Total Compensation
Andrew Gould	$1,500,000	$2,175,000	$5,248,000	$72,000	$288,000	$0	$9967	$9,292,967
Chakib Sbiti	626,566	908,521	1,180,800	0	100,633	0	8314	2,824,834
Jean-Marc Perraud	600,000	882,000	656,000	29,160	116,640	0[2]	10,826	2,321,109
Dalton Boutte	521,024	573,126	656,000	35,188	66,115	0	1364	1,852,817
Satish Pai	551,378	609,273	393,600	20,540	73,638	0	8099	1,656,528

1	Company cost of medical, prescription drug, vision, dental, life insurance and disability
2	Does not include a $24,000 housing allowance in lieu of hotel expenses.

As described above, the named executive officers are also participants in certain of the Company’s pension and profit sharing plans. The following table identifies (i) the aggregate annual payments that each named executive officer would be entitled to receive under the pension plans for life at normal retirement age and (ii) the account balances the executive would be entitled to receive in a lump sum upon satisfaction of certain conditions under the profit sharing plans, in either case if the executive had terminated employment on December 31, 2005.

	Annual Benefit Pension Plans	Lump Sum Benefit Profit Sharing Plans
Andrew Gould	$390,286	$3,214,478
Chakib Sbiti	99,747	832,656
Jean-Marc Perraud	116,460	1,911,344
Dalton Boutte	164,607	929,958
Satish Pai	105,101	749,395

The pension plans do not provide for a lump sum payment, whether upon a change of control or otherwise.

Corporate Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on Schlumberger common stock, assuming reinvestment of dividends on the last day of the month of payment into common stock of Schlumberger, with the cumulative total return on the published Standard & Poor’s 500 Stock Index and the cumulative total return on Value Line’s Oilfield Services Industry Group over the preceding five-year period. The following graph is presented pursuant to Securities and Exchange Commission rules. Schlumberger believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Schlumberger executive compensation program is based on financial and strategic results and the other factors set forth and discussed in the Compensation Committee Report beginning on page     .

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG SCHLUMBERGER LIMITED, S&P 500 INDEX AND VALUE LINE’S OILFIELD

SERVICES INDUSTRY INDEX

Assumes $100 invested on December 31, 2000 in Schlumberger Limited stock, in the S&P 500 Index and in Value Line’s Oilfield Services Industry Index. Reflects reinvestment of dividends on the last day of the month of payment and annual reweighting of the Industry Peer Index portfolio.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role of Compensation Committee

The Compensation Committee is comprised of four directors who meet the independence requirements of the New York Stock Exchange’s listing standards.

The purpose of the Committee is to assist the Board in carrying out its responsibilities with regard to executive compensation, overseeing the compensation philosophy of Schlumberger, serving as the Stock Option Committee under Schlumberger’s stock option plans, and reporting on executive compensation and benefits to the Company’s stockholders. With regard to CEO compensation, the Committee reviews and approves annual objectives, evaluates performance and recommends compensation to the non-management members of the Board. The Committee reviews the compensation and benefits of Schlumberger’s executive officers and administers and makes awards under the Company’s stock option plans.

The Committee retains a consulting firm that advises them on subjects relating to executive compensation. Management does not work with this firm on any assignments other than topics of interest to the Committee. The consultants report to and act at the direction of the Compensation Committee.

Principles of Compensation Philosophy

The Company’s compensation philosophy is to maintain the short-and long-term motivation of its employees through programs designed to promote their retention in support of the Company’s business needs. These programs have consistently been the same design for all exempt employees, from entry through executive levels, and are based on reward for performance. This is achieved through an annual objectives-setting process and review, which extends globally through the exempt population. The Company sets its reward targets to be competitive with selected companies in the oil and general industry sectors, referred to as the comparator group. The Committee considers the benchmark compensation data for the comparator group in making their decisions. In years of average performance the Committee positions executive jobs at or around the median of the market, but positions compensation between the 50th and 75th percentiles or higher for exceptional business performance, for key skills in critical demand, and for positions that are of high internal value. The same compensation vehicles are used for all levels of exempt employees: base salary, annual incentive and stock awards. Additionally, the Company provides minimal perquisites and has no employment agreements. Change in control mechanisms are limited to full vesting of stock options and the supplemental retirement savings plan should the Company be acquired.

Components of Compensation

Cash Compensation: Base Salary

•	Base salary range midpoints are generally positioned around the median of the comparator markets (as described below)
•	Base salaries are reviewed annually

While the Company targets the median base salary of the comparator group, the Committee is willing to pay more for positions in high demand or to those employees determined to have high internal value. This is particularly true today with the level of market competitiveness and the high demand for technically trained professionals.

Cash Compensation: Annual Performance-Based Incentive

•	In years of less than excellent performance, the annual incentive payout is at or below the median of the comparator market.
•	In years of outstanding performance, the Committee approves annual performance-based cash incentives to be in the top quartile of the comparator market for recognition, motivation and retention purposes.

Total Cash Compensation

The combination of base salary and annual incentive is positioned competitively against the market, based on individual and Company performance. When the individual and Company have average results, cash compensation is positioned at or below the median of the market. With outstanding results, cash compensation is positioned at the 75th percentile or higher versus the market.

Long-Term Incentives

The third component of compensation is long-term incentives, which for Schlumberger is stock options. The Company’s stock option plan aligns executive interests with those of stockholders. Additionally, the Company maintains a stock purchase plan designed to allow all employees, where permitted by local law, to own equity in the Company.

Stock Options

•	Stock options are awarded annually to retain high value employees and to reward a specific achievement. The use of stock options has long been a vital component of the Company’s overall compensation philosophy.
•	Stock options are granted with an exercise price equal to the fair market value on the date of grant; vest 25% annually over four years; and have a ten-year life. The gain on appreciation for all options granted since July 2003 is capped at 125% of the price on the date of grant.
•	Exempt employees are eligible for stock options. Company management conducts a review annually to identify high value employees and those who have made a significant achievement or received a key promotion during the year. Recommending an employee for a stock option grant at Schlumberger is a highly selective and discretionary process. Each grant typically includes fewer than 10% of the exempt population. Nominations are based on performance and results.
•	Option grants are based on performance, potential impact on the Company, support of long-term retention and comparison to the comparator market and internal peer jobs. The Committee approves the size of each general grant with the knowledge of comparator market data of the selected oil and oil-related and general industry peer group practices, and reviews by name each recommendation of 5,000 shares or more. The Committee also reviews key statistics of each general grant, including nationality and gender diversity.

Total Direct Compensation (Base Salary + Annual Incentive + Long Term Incentive)

The portion of an employee’s total direct compensation that varies based on individual and Company performance is related to the job’s impact on the Company’s overall success. The higher the job impact, the higher the percent of variable pay in the mix of total compensation. The Committee positions the total direct compensation versus the market based on individual and company performance, market demand and the need to retain certain key individuals.

As regards executive compensation, the Committee may decide, as appropriate, to modify the mix of base, annual and long term incentives to best fit an officer’s specific circumstances. For example, the Committee may reduce the size of a typical stock option award with a corresponding increase in incentive award. This provides more flexibility to the Committee to reward officers appropriately as they near retirement.

Restricted Stock/Restricted Stock Units Proposal

Due to the extreme market competitiveness for expertise in the oilfield services arena, and with the intention of expanding the mix of the Company’s long-term incentive programs, the Committee has reviewed, approved and is proposing for approval by the shareholders an amendment to the 2005 stock option plan to include the ability to grant restricted stock and restricted stock units. The proposed amendment would not add to the current authorized shares under the 2005 Stock Option Plan, and would limit the number of available shares for use as restricted stock and restricted stock units to three million shares (after giving effect to the recently announced stock split). The plan as amended would require a vesting schedule, holding period or combination of vesting and holding period totaling a minimum of three years from date of award for awards that do not contain performance criteria. Under the proposed amendment, executive officers would not be eligible for grants of restricted stock or restricted stock units without performance criteria.

Other Committee Activities

In addition to the compensation plans mentioned above, the Committee reviews and approves benefit and compensation plans in which the executive officers participate. In 2005, the Committee reviewed the design of and Company contributions to the U.S. and International Staff pension and profit sharing plans, and approved cost-of-living updates to the U.S. and International Staff active and retiree pension plans. Updates are used for career average pension plans that do not automatically adjust for inflationary loss in purchasing power. With the approval of the Committee, the Company grants discretionary increases on retiree pensions when it is deemed appropriate, based on factors such as funding level and effects of inflation.

The Committee reviewed the Company’s deferred benefit plans to ensure compliance with the American Jobs Creation Act of 2004, which added Section 409A to the US Internal Revenue Code and, among other things, limits an individual’s ability to control certain payments from deferred compensation plans.

In April the Committee reviewed compensation for the technical communities (not including executive officers), with a view to strengthen retention. As a result, there was a special merit review for high performers within these groups and a special stock option grant.

The Committee established a country-specific sub plan under the 2005 Stock Option Plan in order to comply with a country’s requirements and to allow the Company to better manage the cost of the plan.

In July, the Committee reviewed all US healthcare plans from the perspectives of cost, compliance and potential changes for 2006.

Selection of Comparator Market Companies

The Committee approves the companies used in the annual executive competitive analysis, which are recommended by the Committee’s outside consultants. The 2005 comparator company data are taken from recognized executive compensation surveys. There are two peer groups: The first peer group includes 33 companies in the oil services, exploration and production, refining and pipeline industries, including 11 direct competitors in the oilfield services industry, which are part of the Value Line comparator companies. These companies have median revenues and assets similar to Schlumberger. In 2005, several international oil and oil-related companies that meet the established criteria were added to the list at the request of the Committee.

The second peer group includes 78 companies of similarly sized revenues ($5-$25 billion, median revenue $10 billion). Excluded from this peer group are companies from industry sectors that are least comparable to Schlumberger’s areas of focus and do not have a global presence.

Executive Compensation

The Committee has set January as the time each year that executive officer compensation will be reviewed, including base salary, annual performance-based cash incentives and stock option awards. Special stock option grants may be awarded to non-executive officers for specific achievements and promotions during the quarterly Committee meetings of the Board.

In 2005 the Committee reviewed internal pay equity, meaning the relative positioning of the compensation package of the CEO and the other executive officers. In October 2005 the Committee requested that an overview of executive compensation practices be presented to the full Board. The Committee also requested that the outside compensation consultants prepare and present a benchmarking of executive compensation market practices, which was presented to the Committee in October.

Also in 2005 the Company developed tally sheets for the named executive officers that list all amounts of compensation provided by the Company, including base salary, annual incentive, vested and unvested long-term incentives, the dollar value of benefits and perquisites, including qualified and non-qualified plans. The tally sheet also lists the lump sum benefits the executives would receive if they were to terminate/retire from the Company.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual to the Company’s Chief Executive Officer or any of the other four most highly compensated executives. The Company’s stock option plans are in compliance with the provisions of Section 162(m) and are not subject to the $1 million limitation. The Committee continues to believe that the cash compensation payable in excess of this amount for the five named executives will not result in any material loss of tax deduction.

Compensation Elements for Executive Officers

Base Salary

Each executive officer position is compared to similar jobs in both peer groups, as explained above. A base salary increase is awarded according to individual performance against objectives, comparison to internal peer positions, the Company’s relative performance during the year and comparator market movement. A base salary is generally fixed for a number of years.

The comparative market data provides guidance to the Committee in making decisions on executive compensation. However, the Committee determines the compensation of an executive officer based on the value of the position to the Company and the market competitiveness for the position’s requisite skills.

Annual Performance-Based Cash Incentives

At the executive officer level, the annual performance-based cash incentive program is a combination of financial and personal objectives, each providing half of the award opportunity. Award criteria vary by position and are expressed as a percentage of base salary. In 2005, the financial half of the executive officer’s incentive was based on earnings per share. A minimum performance level is set, below which no incentive is paid for this half of the incentive. For executive officers (and certain other high level management positions), if the financial performance exceeds preset, approved objectives, the financial half of the award can increase from 100% to up to 200% of the incentive potential (increasing the total annual incentive opportunity to 150% of the total award). The second half of the incentive is related to personal objectives that may include market share, acquisitions, divestitures, growth or any relevant business priority.

Long-Term Incentives

Stock options are a key element of executive compensation. The size of the grant is based on performance, significant promotion, comparison of comparator market practices for similar-sized jobs, as well as total career grants compared with internal peer jobs. In recent years, options for executive officers have been granted early in the year with respect to performance in the prior year.

Variable Compensation (Annual Cash-Based Incentive and Long Term Incentive)

Typically, the variable performance-based portion of compensation, including annual performance-based cash incentives and stock options, comprises more than 60% of an executive officer’s compensation. The Committee may decide to vary the mix of variable compensation depending on the specific circumstances of the executive officer. There were no changes in the mix of pay for 2005 performance.

Ownership Guidelines (For Executive Officers and other Key Positions)

The Committee and management believe strongly in linking stockholder value with executive long-term rewards, so executive officers and other key position holders have stock ownership guidelines. The guidelines include ownership requirements for the CEO at 5 times base salary; Executive Vice Presidents at 3 times base salary; Officers at 1.5 times base salary and key staff positions at 1 times base salary. In addition, each executive covered by the guidelines must hold in shares at least 30% of their gain on the stock option exercise for a period of six months. Those who do not meet the guidelines after the six-month period must continue to hold the shares until the guidelines are met. There is no specified timeline to achieve the guidelines, as many of the executives hold their options for the life of the grant.

The guidelines prohibit executives from speculating in the Company’s stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect.

Personal Benefits for Executive Officers

Schlumberger executives enjoy the same benefits other employees are offered, including medical exams and supplemental plans chosen and paid for by employees who want the additional coverage.

Employees assigned outside the US are covered by country-specific benefit plans, while all employees in the US whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit sharing and pension, entitling them to receive larger allocations and make larger contributions than allowed under the qualified plan limits.

There are no employment agreements for the executive officers.

Compensation for Named Officers

Base Salary

Messrs Boutte, Perraud and Pai were not awarded a base salary increase in 2005. The Committee approved a base salary increase for Mr. Sbiti, to €600,000, effective January 2006, to recognize the significant management responsibility of the position and Mr. Sbiti’s performance during the year. Mr. Sbiti’s last base salary increase was in January 2003. This base salary change places Mr. Sbiti between the 50th and the 75th percentiles of the comparator market.

Annual Performance-Based Cash Incentives

Incentives are paid in February for the prior year’s performance against agreed-to objectives. In 2005 the financial half of the incentive for each of the named executive officers was based on an earnings per share goal that was exceeded. The second half of the incentive for Messrs. Sbiti, Boutte and Pai focused on business objectives for Oilfield Services, WesternGeco and the Technologies Group of Oilfield Services, respectively. Their awards were commensurate with the financial performance of their respective business as measured against their goals. The second half of Mr. Perraud’s performance-based cash incentive included business and function-related objectives. His award was commensurate with achievement of these goals. In each case the named executive officer did not receive the full payout on the personal half of their objectives.

The combination of base salary and performance-based cash incentives placed Messrs. Sbiti, Perraud and Boutte in the top quartile of the comparator group and Mr. Pai between the 50th and 75th percentiles of the comparator market.

Stock Options

Messrs. Sbiti, Perraud, Boutte and Pai were granted capped stock options in 2005 and 2006 with vesting over four years and a ten-year term.

Total Direct Compensation

In 2005, these executive officers received in excess of 60% of their annual compensation in the form of variable components, which include the performance-based cash incentive and the value of their 2005 stock option grant. Overall, the total direct compensation for Messrs. Sbiti, and Perraud was between the 50th and 75th percentiles of the market. Mr. Boutte was placed in the top quartile of the market, and Mr. Pai at the median of the market.

Compensation for Chief Executive Officer and Chairman of the Board

Mr. Gould’s base salary was set at $1,500,000 in 2003, when he became CEO of the Company. The Committee awarded Mr. Gould a base salary increase to $2,500,000, effective January 2006. This increase is based on the Committee’s evaluation of Mr. Gould’s exceptional business and individual performance in 2005 and places Mr. Gould’s base salary in the top quartile of the comparator market.

In years when the Company’s performance significantly exceeds expectations, Mr. Gould’s annual incentive opportunity can reach a maximum level of 150% of base salary. Early each year the Compensation Committee approves the objectives the CEO will work toward during the year. In 2005, the financial half of the performance-based incentive was an earnings per share goal, which was exceeded.

The second half of the annual performance-based cash incentive award reflects the Committee’s evaluation of Mr. Gould’s performance against strategic and business objectives that are presented to and approved by the Committee early in the year. In 2005, Mr. Gould had objectives in the areas of acquisitions and divestitures, new strategic directions in R&D, familiarizing the market with Schlumberger’s strategy for Integrated Project Management (IPM) and entering specific new markets.

Based on Mr. Gould’s overall results in 2005, the Committee recommended and presented to the Board a performance-based cash incentive award of $2,175,000, which places Mr. Gould’s 2005 total cash compensation (base salary and annual incentive) between the 50th and 75th percentiles of the comparator market.

The Committee awarded Mr. Gould a stock option grant of 400,000 shares in January 2005 and a stock option grant of 400,000 shares in January 2006. Both grants have a cap on the gain at 125% of the price on the date of grant, a ten-year term and vest 25% each year following the date of grant. When considering the size of the grant for the CEO, the Committee takes into account Company and personal performance during the year, benchmark data, and internal equity.

Mr. Gould received more than 70% of his 2005 annual compensation from variable compensation components, which include his performance-based cash incentive paid in January 2006 and the value of his January 2005 stock option grant, positioning his total direct compensation (base salary + annual incentive + stock options) between the 50th and 75th percentiles of the comparator market. As stated earlier in the report, Schlumberger does not provide an employment agreement or significant perquisites to the CEO. There are no change in control vehicles except for stock options, which vest fully should the Company be acquired, as well as full vesting of the Restoration Savings Plan (RSP), the supplemental retirement savings plan.

Summary Statement

The Committee has reviewed all compensation components for executive officers, including base salary, annual performance-based cash incentives, stock option grants, profit sharing allocations, individual officer perquisites, and the tally sheets containing compensation data.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Linda G. Stuntz, Chair	Adrian Lajous
Jamie S. Gorelick	Nicolas Seydoux

2. Financial Statements

Upon completion of the audit procedures to be performed by PricewaterhouseCoopers LLP, the Company’s Consolidated Balance Sheet as at December 31, 2005, its Consolidated Statement of Income for the year ended December 31, 2005, as audited by PricewaterhouseCoopers LLP, and the amount of dividends declared by the Board of Directors during 2005 are submitted to the stockholders pursuant to Schlumberger’s Articles of Incorporation.

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the 2005 Annual Report to Stockholders.

The Board of Directors Recommends a Vote FOR Item 2.

3. Adoption of Amendment to Schlumberger’s Articles of Incorporation

to Increase Authorized Common Share Capital

The Board of Directors has proposed for stockholder approval an amendment to Schlumberger’s Articles of Incorporation to increase Schlumberger’s authorized common share capital (as defined in Schlumberger’s Articles of Incorporation) from 1,500,000,000 shares to 3,000,000,000 shares.

Available Authorized Common Share Capital

On January 19, 2006, Schlumberger announced that its Board of Directors had approved a two-for-one stock split in the form of a stock dividend. Each stockholder of record at the close of business on March 1, 2006, including Schlumberger, will receive one additional share of Schlumberger’s common stock for each share of Schlumberger’s common stock held on the record date. In addition, the number of shares of Schlumberger common stock held in treasury will double as a result of the stock split. The additional shares of stock will be payable on or about April 7, 2006.

As of January 31, 2006 and on a pro forma basis to reflect the stock split:

•	1,181,737,386 shares of Schlumberger common stock were issued and outstanding (excluding 152,474,778 shares of Schlumberger common stock held in treasury);
•	38,217,538 shares of Schlumberger common stock were reserved for issuance upon conversion of Schlumberger’s 1.500% convertible debentures and 2.125% convertible debentures;
•	56,892,812 shares of Schlumberger common stock were reserved for issuance upon the exercise of stock options granted by Schlumberger prior to that date;
•	15,244,308 shares of Schlumberger common stock were available for issuance under Schlumberger’s stock option plans pursuant to options that could be granted in the future;
•	12,346,440 shares of Schlumberger common stock were reserved for issuance under Schlumberger’s stock purchase plan; and
•	219,000 shares of Schlumberger common stock were reserved for issuance under the Schlumberger Stock and Deferral Plan for Non-Employee Directors

Thus, as of January 31, 2006 and on a pro forma basis to reflect the stock split, Schlumberger has only 42,867,738 unissued shares and 152,474,778 shares in treasury available for future needs.

Schlumberger’s Articles of Incorporation also authorize Schlumberger to issue 200,000,000 shares of preferred stock. There are no outstanding shares of preferred stock, and this amendment would not change the number of authorized shares of preferred stock.

Reasons for and Effects of Increasing Schlumberger’s Authorized Common Share Capital

The Board of Directors believes that it is advisable and in the best interests of Schlumberger’s stockholders to have available additional authorized but unissued shares of common stock in an amount adequate to provide for Schlumberger’s future needs. The newly authorized shares of common stock will constitute additional shares of the existing class of common stock and, if and when issued, will have the same rights and privileges as the shares of common stock currently authorized. Schlumberger currently has no specific plans to issue the additional shares of common stock that would be authorized by this proposal. However, the additional shares would provide flexibility to use capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including:

•	raising capital;
•	providing equity incentives to employees, officers and directors;
•	expanding Schlumberger’s business through acquisitions;
•	paying stock dividends or effecting stock splits; and
•	other general corporate purposes.

Because the two-for-one stock split will have the effect of doubling the issued and outstanding shares of common stock, the Board of Directors believes that a doubling of the authorized common share capital from 1.5 billion shares to 3.0 billion shares is the appropriate level to provide for future corporate requirements.

Like the currently authorized but unissued shares of Schlumberger’s common stock, the additional shares of common stock authorized by this proposal would be available for issuance without further action by Schlumberger’s stockholders, unless further action is required by law, the rules of the New York Stock Exchange or any other stock exchange on which Schlumberger’s common stock may be listed. The authorization of additional shares of Schlumberger’s common stock will enable Schlumberger, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of Schlumberger’s stockholders.

This proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations. However, Schlumberger could use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes in control or management (although Schlumberger is not currently aware of any such attempts directed at it). Stockholders should be aware that approval of this proposal could facilitate future efforts to prevent changes in control of the Board of Directors, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights, and the Board of Directors has no plans to grant such rights with respect to any such shares.

Resolutions Adopting the Proposed Amendment

The following resolutions, which will be presented to the Annual General Meeting of Stockholders, will adopt the proposed amendment to Schlumberger’s Articles of Incorporation to increase its authorized common share capital:

RESOLVED, to amend and restate the first sentence of Section 4.1 of Article 4 of Schlumberger’s Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

The nominal capital of the Company (nominal capital being defined in the law and in these Articles of Incorporation as the sum of the par values of all of the issued and outstanding shares in the Company’s capital stock at any time) shall not exceed THIRTY-TWO MILLION UNITED STATES DOLLARS (US$32,000,000), divided into (a) three billion (3,000,000,000) shares of common stock of the par value of One United States Cent (US$0.01) per share (the “Authorized Common Share Capital”) and (b) two hundred million (200,000,000) shares of preferred stock of the par value of One United States Cent (US$0.01) per share, which may be issued in different series (the “Authorized Preferred Share Capital” and, together with the Authorized Common Share Capital, the “Authorized Capital”).

RESOLVED, that each lawyer of STvB Advocaten (Curaçao) N.V., Netherlands Antilles counsel to Schlumberger, is authorized to execute and file in the Netherlands Antilles the notarial deed of amendment effectuating such amendment.

Required Vote

The affirmative vote of the holders of a majority of Schlumberger’s shares outstanding and entitled to vote is required for the adoption of the foregoing resolution. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Accordingly, abstentions and broker non-votes will have the same effect as no votes.

Effectiveness of Amendments

If the amendment to increase Schlumberger’s authorized common share capital is approved by Schlumberger’s stockholders, the amendment will become effective when the notarial deed is executed.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the amendment to the Articles of Incorporation.

4. Approval of the Amendment and Restatement of the Schlumberger 2005 Stock Option Plan to Authorize Limited Grants of Restricted Stock and Restricted Stock Units

We are requesting that our stockholders vote in favor of the amendment and restatement of the Schlumberger 2005 Stock Option Plan (the “Option Plan”), which was originally adopted by Schlumberger’s Board of Directors on January 20, 2005 and approved by Schlumberger’s stockholders on April 13, 2005. The Option Plan currently provides for the grant to our employees of stock options covering shares of our common stock. A stock option gives the holder the right to purchase a specified number of shares of stock, at a fixed exercise price, in the future. We have historically used stock options as our primary form of equity compensation.

We now believe that it is important for us to have the flexibility to use restricted stock and restricted stock units as part of our equity compensation program. Restricted stock is common stock that is restricted or subject to forfeiture provisions. Restricted stock units are units evidencing the right to receive shares of common stock that are restricted or subject to forfeiture provisions.

We believe that we need the added flexibility to use restricted stock and restricted stock units in order to maintain the competitiveness of our equity compensation program.

We are not seeking an increase in the number of shares of Schlumberger common stock authorized for issuance under the Option Plan. Our current lack of flexibility could adversely impact our ability to retain, attract and motivate current and prospective employees. Recently, we have seen intense competition for experienced technical personnel, and believe that we need equity compensation tools in addition to stock options in order to compete most effectively for talent. Therefore, we consider approval of the proposed amendment and restatement of the Option Plan vital to our future success.

If approved by our stockholders, the amendments to the Option Plan would:

•	change the name of the plan to the Schlumberger 2005 Stock Incentive Plan;
•	provide for the grant of restricted stock and restricted stock units with respect to up to 3,000,000 shares of common stock (after giving effect to the 2-for-1stock split (the “stock split”) announced by Schlumberger on January 19, 2006)
•	provide for certain limits on the vesting or holding period for restricted stock and restricted stock units;
•	provide that restricted stock or restricted stock units may not be granted to executive officers of Schlumberger unless the grants are subject to performance-based vesting;
•	make certain other conforming amendments; and
•	restate the plan in its entirety.

Schlumberger’s Board of Directors approved the amended and restated plan (the “Amended and Restated Plan”) on January 19, 2006, subject to stockholder approval. If the Amended and Restated Plan is not approved by our stockholders, the Option plan will continue in effect in its current form.

Summary of the Amended and Restated Plan

The following summary of certain major features of the Amended and Restated Plan is subject to the specific provisions contained in the full text of the Amended and Restated Plan set forth as Appendix 1.

Purpose of the Amended and Restated Plan

The Amended and Restated Plan was adopted for the purpose of providing incentives to our key employees in order to:

•	retain employees with a high degree of training, experience and ability;
•	attract new employees whose services are considered unusually valuable;
•	encourage the sense of proprietorship of such persons; and
•	promote the active interest of such persons in our development and financial success.

Key Terms

The following is a summary of the key provisions of the Amended and Restated Plan.

Award Types:

The following types of awards (collectively “awards”) are available for issuance under the Amended and Restated Plan:

•     Non-qualified and incentive stock options.

•     Restricted stock and restricted stock units.

Term:	Awards may be granted under the Amended and Restated Plan on or before January 20, 2015.

Eligible Participants:

All employees of Schlumberger and our subsidiaries who are executive, administrative, professional or technical personnel and who have responsibilities affecting the management, direction, development and financial success of the Company and our subsidiaries.

Persons who are executive officers on the date of grant may not receive restricted stock or restricted stock units that are not subject to performance-based vesting.

The Compensation Committee will determine which employees will participate in the Amended and Restated Plan. As of January 31, 2006, approximately 9,600 employees are participants under our equity compensation plans, including the Option Plan.

Ineligible Participants:

The following persons are not eligible to participate in the Amended and Restated Plan:

•     directors who are not also employees; and

•     any person who owns, directly or indirectly, stock possessing more than 5% of the total combined voting power or value of all classes of our stock.

Shares Available for Issuance under the Amended and Restated Plan:

A total of 18,000,000 shares of Schlumberger common stock are subject to the Amended and Restated Plan (after giving effect to the stock split). Of such shares, there were outstanding stock options with respect to 2,774,580 shares of Schlumberger common stock as of January 31, 2006 and no shares of Schlumberger common stock had been issued prior to that date under the Option Plan (after giving effect to the stock split). As a result, as of January 31, 2006, a total of 15,225,420 shares were available for future option grants, of which a maximum of 3,000,000 shares may be the subject of restricted stock or restricted stock unit awards if the Amended and Restated Plan is approved by Schlumberger stockholders. The number of shares available for issuance under the Amended and Restated Plan is subject to adjustment to reflect stock splits, reorganizations and similar events.

The shares subject to issuance under the Amended and Restated Plan consist of authorized and unissued shares or previously issued shares reacquired and held by us or any subsidiary. Under the following circumstances, shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the Amended and Restated Plan:

•     the forfeiture or termination of an award; and

•     the expiration of an unexercised stock option.

Shares Available for Issuance Under the Amended and Restated Plan as a Percent of Outstanding Common Stock:	1.5%

Shares Available for Issuance Under All Equity Compensation Plans as a Percent of Outstanding Common Stock:	4.8%

Award Terms:	Stock options will have a term no longer than 10 years.

Vesting:

Stock options will not vest or become exercisable unless the optionee remains employed by us or a subsidiary for at least one year after the grant date. Otherwise, vesting is determined by the Compensation Committee (subject to specific provisions on death, termination of employment or retirement). Please read “Vesting and Exercise of Stock Options” below for more information.

Restricted stock and restricted stock units will be subject to a vesting schedule, restriction period or holding period, or any combination thereof, totaling at least three years from the date of grant (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years), subject to early termination upon a termination of employment by reason of death or disability. Any restricted stock or restricted stock unit granted to a person who is an executive officer of Schlumberger on the date of grant will be subject to performance-based vesting and not solely to time-based vesting. Please read “Vesting of Restricted Stock and Restricted Stock Units” below for more information.

Not Permitted:

(1)    Granting of stock options at a price below the fair market value on the grant date;

(2)    Repricing, or reducing the exercise price of a stock option;

(3)    Substituting a new option grant with an exercise price lower than the exercise price of an outstanding option grant;

(4)    Reload grants;

(5)    Granting stock options that are exercisable less than one year after the grant date;

(6)    Granting awards with respect to more than 1,500,000 shares (after giving effect to the stock split) to any one participant during the life of the Amended and Restated Plan;

(7)    Granting restricted stock or restricted stock units to executive officers of Schlumberger that are not subject to performance-based vesting;

(8)    Granting stock appreciation rights; or

(9)    Accelerating vesting of stock options.

Vesting and Exercise of Stock Options

Vesting

Subject to specific provisions on death, termination of employment and retirement (described below), the Compensation Committee will determine at the time of grant when each stock option will vest, provided that no stock option may vest less than one year from the date of grant. The Compensation Committee’s current practice is to grant options that vest in four equal annual installments beginning on the first anniversary of the grant date. The Compensation Committee does not have the power to accelerate the vesting of options granted under the Amended and Restated Plan.

Exercise Price

The exercise price of stock options granted under the Amended and Restated Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of January 31, 2006, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $128.56 per share.

Option Term

The option term may not be longer than 10 years.

Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;
•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price; or
•	by a combination of the preceding methods.

Schlumberger may require, prior to issuing common stock under the Amended and Restated Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.

Termination of Employment and Subsequent Events

The following is a summary of consequences in the event an option holder’s employment is terminated (other than due to retirement):

Event	Consequences

Termination of employment with consent of Schlumberger and not for cause	The Compensation Committee may permit stock options to be exercised at any time within three months after termination, provided that stock options may be exercised only before their expiration and only to the extent they are exercisable on the date of termination.

Death while employed by Schlumberger or after termination of employment but prior to full exercise of stock options that were exercisable on the date of such termination	Stock options may be exercised before expiration of their term by a person entitled to do so under the option holder’s will or the laws of descent and distribution, but only if such exercise occurs within 60 months after death (or, if earlier, the date of termination of employment) and only to the extent they are exercisable on the date of death.

Termination of employment for cause or without the consent of Schlumberger (other than due to death).	The option holder’s rights terminate immediately.

Notwithstanding the above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” (as defined in the Amended and Restated Plan) within one year after termination of employment.

Retirement and Subsequent Events

The following is a summary of consequences in the event an option holder’s employment is terminated due to retirement:

Event	Consequences

Termination of employment due to retirement	Stock options will be exercisable at any time during the 60-month period after termination by retirement or during the remainder of the option period, whichever is shorter (the “post-retirement exercise period”), but only to the extent they are exercisable on the date of termination.

Death after retirement during post-retirement exercise period	Stock options may be exercised during a 60-month period after the date of retirement by a person entitled to do so under the option holder’s will or the laws of descent and distribution, provided that the stock options may be exercised only before their expiration and only to the extent they were exercisable on the date of death.

Notwithstanding the above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” (as defined in the Amended and Restated Plan) within five years after termination of employment by retirement.

Vesting of Restricted Stock and Restricted Stock Units

A maximum of 3,000,000 shares(after giving effect to the stock split) may be the subject of restricted stock or restricted stock unit awards. The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units will be determined by our Compensation Committee. Restricted stock and restricted stock units will be subject to a vesting schedule, restriction period or holding period, or any combination thereof, totaling at least three years from the grant date (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years), except that the Compensation Committee may provide for earlier vesting, lapse of restriction or end of holding period upon a termination of employment by reason of death or disability.

Any restricted stock or restricted stock unit granted to a person who is an executive officer of Schlumberger on the date of grant will be subject to performance-based vesting and not solely to time-based vesting. A performance-based award is an award that is subject to the attainment of one or more future performance goals. At the discretion of the Compensation Committee, certain performance-based awards may be intended to qualify as performance-based compensation under Section 162(m) of the Code, which generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation.

In making qualified performance-based awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the participant, one or more business units, divisions or sectors of Schlumberger, or Schlumberger as a whole, or by comparison with a peer group of companies:

•     revenue measures;

•     net income measures (including, but not limited to, income after capital costs and income before or after taxes);

•     stock price measures (including, but not limited to, growth measures and total shareholder return);

•     market share;

•     earnings per share (actual or targeted growth);

•     earnings before interest, taxes, depreciation, amortization, and charges and credits;

•     economic value added;

•     cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);

•     return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•     operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes)

•     expense measures (including, but not limited to, overhead cost and general and administrative expense);

•     margins;

•     proceeds from divestitures;

•     total market value; and

•     corporate values measures (including ethics compliance, environmental and safety).

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Transferability

Awards granted under the Amended and Restated Plan are not assignable or otherwise transferable except by will or the laws of descent and distribution.

Administration

The Compensation Committee, which is made up of at least three directors who meet the applicable independence requirements of the New York Stock Exchange and all other applicable laws and regulations, will administer the Amended and Restated Plan. The Compensation Committee has full power and authority to:

•	interpret the Amended and Restated Plan and supervise its administration;
•	determine the persons to whom awards will be granted;
•	determine, subject to certain limitations, the number of shares to be covered by each award;
•	determine whether stock options will be designated “incentive stock options” or “non-qualified stock options”;
•	determine whether performance-based restricted stock and restricted stock unit awards will be designated “qualified performance-based awards”; and
•	determine all other terms of each award consistent with the provisions of the Amended and Restated Plan.

The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

Amendment or Termination

The Board of Directors may amend, alter, suspend or discontinue the Amended and Restated Plan at any time as permitted by law, provided that the Board of Directors may not amend the Amended and Restated Plan without the approval of the stockholders:

•	if, except as described below under “Adjustments,” the amendment would permit the decrease of the purchase price of a stock option after the grant date or grant to the holder of an outstanding stock option a new stock option with a lower exercise price in exchange for an outstanding stock option; or
•	if the amendment or alteration would constitute a material revision to the Amended and Restated Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the New York Stock Exchange or such other securities exchange on which our common stock is listed.

No amendment of the Amended and Restated Plan may alter or impair any of the rights or obligations of any person, without his or her consent, under any award previously granted under the Amended and Restated Plan or the Option Plan.

Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the Amended and Restated Plan will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Amended and Restated Plan shall:

•	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock shall be proportionately reduced; and
•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock shall be proportionately increased.

In the event of any reorganization, merger or consolidation where Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, be fully exercisable and vested and all holders will be given notice to permit exercise for 30 days prior to the cancellation of the awards as of the effective date of such event.

If Schlumberger merges or consolidates with one or more corporations and is the surviving entity, then a holder of Schlumberger awards granted pursuant to the Amended and Restated Plan shall be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive pursuant to the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the Amended and Restated Plan may vary according to country of participation. Also, the tax consequences of participating in the Amended and Restated Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options

Some of the options issued under the Amended and Restated Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the Amended and Restated Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference which may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as Schlumberger, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax.

Restricted Stock and Restricted Stock Units

A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized. Upon later disposition of stock received that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by us for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Compensation Committee may determine to designate awards granted to “covered employees” as performance-based compensation. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of Schlumberger, balancing tax efficiency with long-term strategic objectives.

Equity Compensation Plan Information

The table below sets forth the following information(after giving effect to the two-for-one stock split) as of the end of Schlumberger’s 2005 fiscal year for (1) all compensation plans previously approved by our stockholders and (2) all compensation plans not previously approved by our stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of such outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	52,978,806	$31.386	27,809,748
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	52,978,806	$31.386	27,809,748

Equity compensation plans approved by our stockholders include the Schlumberger 1989 Stock Incentive Plan as amended, the Schlumberger 1994 Stock Option Plan as amended, the Schlumberger 1998 Stock Option Plan as amended, the Schlumberger 2001 Stock Option Plan, the Schlumberger 2005 Stock Option Plan and the Schlumberger Discounted Stock Purchase Plan and the Schlumberger Stock and Deferral Plan for Non-Employee Directors.

Required Vote

A majority of the votes cast is required for approval of the Amended and Restated Plan, provided that the total vote cast on the proposal represents over 50% of all outstanding shares. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of the outstanding shares, but will not otherwise have an effect on the vote.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the amendment and restatement of the Schlumberger 2005 Stock Incentive Plan.

5. Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP have been selected by the Board of Directors as independent registered public accountants to audit the accounts of the Company for the year 2006. A majority of the votes cast is required for such approval. A representative of PricewaterhouseCoopers LLP will attend the 2006 Annual General Meeting and will have the opportunity to make a statement and respond to questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2005 and 2004 annual financial statements and reviews of quarterly financial statements and other audit services and (ii) the other services described below that were billed in 2005 and 2004.

	Year Ended December 31,

	2005		2004
	(in thousands)

Audit Fees (1)	$		$24,589
Audit-Related Fees (2)		—	1,174
Tax Fees (3)		—	1,269
All Other Fees (4)		—	229

Total		$—	$27,261

(1)

(2)

(3)

(4)

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s financial statements and the review of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all engagements of Schlumberger’s independent registered public accounting firm to provide services to the Company and its subsidiaries. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2005, no matters were taken on without pre-approval under the de minimis provisions of the Sarbanes-Oxley Act.

The Board of Directors Recommends a Vote FOR Item 6.

Stockholder Proposals for 2007 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2007 Annual General Meeting of Stockholders, written proposals must be received by the Secretary of the Company, 153 East 53rd Street, 57th Floor, New York, New York 10022-4624, no later than November 8, 2006.

Pursuant to the rules under the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2007 Annual General Meeting if the stockholder making the proposal has not given notice to the Company by January 22, 2007.

Other Matters

Stockholders may obtain a copy of Form 10-K filed with the Securities and Exchange Commission without charge by writing to the Secretary of the Company at 153 East 53rd Street, 57th Floor, New York, New York 10022-4624.

The Board of Directors knows of no other matter to be presented at the meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Ellen Summer
Secretary

New York, N.Y.

March     , 2006

Appendix 1

SCHLUMBERGER 2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective January 19, 2006)

1.    Purpose of the Plan

This Stock Incentive Plan (the “Plan”) is intended as an incentive to key employees of Schlumberger Limited (the “Company”) and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company.

2.    Administration of the Plan

(a) Compensation Committee.    The Board of Directors shall appoint and maintain a Compensation Committee (the “Committee”) which shall consist of at least three (3) members of the Board of Directors, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. No member of such Committee shall be eligible to receive Awards under this Plan during his or her tenure on the Committee.

(b) Committee Powers.    The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. The Committee may from time to time grant incentive stock options and non-qualified stock options (“Stock Options”) and restricted stock and restricted stock units (“Stock Awards”) under the Plan to the persons described in Section 3 hereof. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Stock Options and Stock Awards (collectively referred to as “Awards”) hereunder shall be granted, the number of shares to be covered by each Award except that no participant may be granted options for more than 1,500,000 shares of common stock (after giving effect to the 2-for-1 stock split (“stock split”) announced by the Company on January 19, 2006) during the life of the Plan, whether each Stock Option shall be designated an “incentive stock option” or a “non-qualified stock option,” and all other terms of each Award consistent with the provisions of this Plan. If the exercise period of an outstanding Stock Option is continued following a holder’s termination of employment as provided in Section 5, and the holder engages in “detrimental activity” as described in Section 5, the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5.

(c) Committee Liability.    No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.    Grants of Awards

(a) Eligibility for Awards.    The persons eligible for participation in the Plan as recipients of Awards shall include only employees of the Company or its subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986 as amended from time to time (the “Code”), and hereinafter referred to as “subsidiaries,” who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. No Director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. An employee may receive more than one grant of Awards at the Committee’s discretion including simultaneous grants of different forms of Awards.

(b) Discretion in and Documentation of Awards.    The Committee in granting Awards hereunder shall have discretion to determine the terms and conditions upon which such Awards may vest and become exercisable, subject to and as further described in Section 5 and 6 of this Plan. Each grant of an Award shall

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be communicated, in the form and manner decided by the Committee, to the person to whom such Award is granted. In addition, the Committee may require that the grant be confirmed by an agreement, and may require that the optionee execute such agreement.

(c) Form of Awards.    Awards may be granted in the following forms:

(i) a Stock Option, in accordance with Section 5, or

(ii) a Stock Award in accordance with Section 6, or

(iii) a combination of the foregoing.

(d) Employment for Plan Purposes.    For purposes of this Plan, employment with the Company shall include employment with any subsidiary of the Company, and Awards granted under this Plan shall not be affected by an employee’s transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries.

(e) Payment of Purchase Price for Stock Options.    The purchase price of the shares of Common Stock as to which a Stock Option is exercised shall be paid in full at the time of the exercise subject to such rules, procedures and restrictions as the Committee may prescribe from time to time: (i) in cash or by certified check; (ii) by the tender or delivery of shares of Schlumberger common stock with a Fair Market Value (as determined according to Section 5(b) of the Plan) at the time of exercise equal to the total option price; or (iii) by a combination of the methods described in (i) and (ii).

4.    Shares of Common Stock Subject to the Plan

Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 18,000,000 shares of common stock (after giving effect to the stock split), par value $0.01 per share, of the Company (“Common Stock”). All of the shares of Common Stock authorized for issuance may be issued pursuant to Stock Options. No more than 3,000,000 shares of Common Stock (after to giving effect to the stock split) of the shares authorized shall be available for the Stock Awards. The shares of Common Stock subject to the Plan shall consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. Until termination of the Plan, the Company and/or one or more subsidiaries shall at all times make available a sufficient number of shares of Common Stock to meet the requirements of the Plan. After termination of the Plan, the number of shares of Common Stock reserved for purposes of the Plan from time to time shall be only such number of shares of Common Stock as are issuable under then outstanding Awards.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated or expire unexercised shall not count against the aggregate plan maximum and shall again immediately become available for grants hereunder. Shares of Common Stock of Common Stock delivered under the Plan in settlement of an award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board of Directors and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.

5.    Terms of Stock Options

(a) Incentive Stock Options.    The Committee may designate a Stock Option as an “incentive stock option” for purposes of Section 422 of the Code, and any Stock Option that is not so designated shall not be an incentive stock option. Stock Options granted under this Plan which are designated as “incentive stock options” may be granted with respect to any number of shares of Common Stock, up to the full number of shares of Common Stock subject to the Plan, provided that the aggregate Fair Market Value of such shares of

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Common Stock (determined in accordance with Section 5(b) of the Plan at the time the option is granted) with respect to which such options are exercisable for the first time by an employee during any one calendar year (under all such plans of the Company and any subsidiary of the Company) shall not exceed $100,000. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any employee during any calendar year (under all plans of the employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

(b) Purchase Price; Fair Market Value.    The purchase price of each share of Common Stock subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each share of Common Stock at either the fair market value (the “Fair Market Value”) of each share of Common Stock on the date the Stock Option is granted, or at such other price as the Committee in its sole discretion shall determine, but not less than one hundred percent (100%) of such Fair Market Value. After it is granted, no Stock Option may be amended to decrease the purchase price and no Stock Option may be granted in substitution for an outstanding Stock Option with a purchase price lower than the purchase price of an outstanding Stock Option. The Fair Market Value of a share of Common Stock on a particular date shall be deemed to be the mean between the highest and lowest composite sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations, as reported for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded shall be the Fair Market Value.

(c) Permitted Restriction on Transfer of Option shares of Common Stock.    At the time of the grant of a Stock Option, the Committee may determine that the shares of Common Stock covered by such option shall be restricted as to transferability when and if such shares of Common Stock are delivered upon exercise. If so restricted, such shares of Common Stock shall not be sold, transferred or disposed of in any manner, and such shares of Common Stock shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be communicated to the optionee in connection with the grant of the option to purchase such shares of Common Stock.

(d) Terms Related to Exercise.

(i) Exercise Schedule. Subject to the requirements of paragraphs (A) and (B) below, each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine and communicate to the optionee in communicating the grant of the option.

(A)	No Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted.
(B)	No Stock Option shall vest or become exercisable with respect to any portion of the shares of Common Stock thereunder unless and until the recipient remains in the employment of the Company or a subsidiary for a period of at least one (1) year from the date of grant of the option (which provision shall not be construed to impair in any way the right of the Company or subsidiary to terminate such employment).

(ii) Cumulative Exercise Rights. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued, such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

(iii) Reload. No Stock Option may include provisions that “reload” the option upon exercise.

(iv) Termination of Employment and Subsequent Events.

(A) If the optionee’s employment with the Company is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three (3) months after such termination, provided that such option may be exercised only before its expiration and may be exercised within such three-month period only to the extent it was exercisable on the date of such termination.

(B) In the event an optionee dies while in the employ of the Company or dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised before expiration of its term by the person or persons entitled thereto under the

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optionee’s will or the laws of descent and distribution during the “Post-Death Exercise Period” (as hereinafter defined) to the extent exercisable by the optionee at the date of death. The Post-Death Exercise Period shall be a period commencing on the date of death and ending sixty (60) months after the date of death (or, if earlier, the date of termination of employment).

(C) If the optionee’s employment with the Company is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee’s employment with the Company is terminated for cause, his or her rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee’s employment is terminated without the consent of the Company or for cause.

(D) Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as hereinafter defined) within one year after termination of employment for any reason other than retirement, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares of Common Stock subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within one year following termination of employment for any reason other than retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment and ending three months following such termination. For purposes of this Section 5, “detrimental activity” means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business, (4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.”

(v) Retirement and Subsequent Events.

(A) If the optionee’s employment with the Company is terminated due to retirement, such Stock Option shall be exercisable by such optionee at any time during the period of sixty (60) months after such termination or the remainder of the option period, whichever is less, provided that such option may be exercised after such termination and before expiration only to the extent that it is exercisable on the date of such termination. For purposes of this Section 5(d)(v), “retirement” shall mean termination of the optionee’s employment with the Company and all affiliates at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all affiliates.

(B) In the event an optionee dies during such extended exercise period, such Stock Option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the Post-Death Exercise Period to the extent exercisable by the optionee at the date of death and to the extent the term of the Stock Option has not expired within such Post-Death Exercise Period.

(C) Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined in Section 5(d)(iv)(D)) within five years after termination of employment by reason of retirement, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all shares of Common Stock subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment by retirement and ending one year following such termination.

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6.    Stock Awards

An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations provided herein. Each Stock Award shall be subject to a vesting schedule, restriction period or holding period, or any combination thereof, totaling at least three years from the date of the Stock Award (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years), provided that the Committee may provide for earlier vesting, lapse of restriction or end of holding period upon a termination of employment by reason of death or disability.

Any Stock Award granted to a person who is an executive officer of the Company at the time of grant shall be performance-based and not eligible for vesting based solely on the passage of time.

Without limiting the type or number of Stock Awards that may be made under the other provisions of this Plan, a Stock Award may be in the form of a performance award. The terms, conditions and limitations applicable to any performance awards granted to participants pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the amount of performance awards that will be paid out to the participant.

(a) Nonqualified Performance Awards.    Performance Awards granted to participants that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions, and restrictions as the Committee or its delegate shall determine.

(b) Qualified Performance Awards.    Performance Awards granted to participants under the Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a performance goal may be based on one or more business criteria that apply to the participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal may include one or more of the following: revenue measures; Net income measures (including but not limited to income after capital costs and income before or after taxes); Stock price measures (including but not limited to growth measures and total shareholder return); Market share; Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, amortization, and charges and credits; Economic value added (“EVA®”); Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes); Expense measures (including but not limited to overhead cost and general and administrative expense); Margins; Proceeds from divestitures; Total market value; and Corporate values measures (including ethics compliance, environmental, and safety).

Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to qualified performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those participants whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals for qualified performance Awards, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any qualified performance Awards made pursuant to this Plan shall be determined by the Committee.

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7.    Assignability

Awards granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution. Otherwise, Awards granted under this Plan shall be exercisable during the lifetime of the recipient, to the extent applicable, (except as otherwise provided in the Plan or in the documentation of the grant for Awards other than “incentive stock options”) only by the recipient for his or her individual account, and no purported assignment or transfer of such Awards thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Awards thereunder shall terminate and become of no further effect.

8.    Taxes

The Committee may make such provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Awards granted under the Plan. A participant, subject to such rules as the Committee may prescribe from time to time, may elect to satisfy all or any portion of the tax required to be withheld by the Company by transfer to the Company of shares of Common Stock theretofore and by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares of Common Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made. An optionee’s election pursuant to this section must be made on or before the date of exercise or vesting and must be irrevocable.

9.    Reorganizations and Recapitalizations of the Company

(a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

(c) The shares of Common Stock with respect to which Awards may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:

(i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock shall be proportionately reduced; and

(ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock shall be proportionately increased.

(d) If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Awards granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of shares of Common Stock as to which such Awards shall then be exercisable or vested the number and class of shares of stock or other securities to

6

which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Common Stock of the Company equal to the number of shares of Common Stock as to which such Awards shall be exercisable or vested. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Awards, all outstanding Awards shall be fully exercisable and vested by the Company and all holders given notice to permit exercise for 30 days prior to cancellation of the Awards as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company.

(e) The Committee shall have the authority to determine whether this Section 9 applies to any transaction or event and to determine any adjustment or other action that it deems appropriate under this Section 9.

10.    Registration under Securities Act of 1933 and Exchange Listing

It is intended that the Awards and shares of Common Stock covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any shares of Common Stock are issued or transferred pursuant to an Award, such shares of Common Stock will have been listed (or listed subject to notice of issuance) on the New York Stock Exchange.

11.    Plan Term

The Plan shall be effective January 20, 2005 and amended and restated as of January 19, 2006. No Awards shall be granted pursuant to this Plan after January 20, 2015.

12.    Amendment or Termination

The Board of Directors may amend, alter, suspend or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders:

(a) if, except as contemplated by Section 9 of the Plan, the amendment would permit the decrease of the purchase price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower purchase price in exchange for the outstanding Stock Option; or

(b) if the amendment or alteration would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of the New York Stock Exchange or such other securities exchange on which the Company’s Common Stock is listed.

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any option or right theretofore granted under the Plan.

13.    Government Regulations

Notwithstanding any of the provisions hereof or of any Award granted hereunder, the obligation of the Company or any subsidiary to sell and deliver shares of Common Stock under such Award to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall not exercise or convert any Award granted hereunder, and the Company or any subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority.

14.    Non-United States Participants

The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

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Schlumberger Limited (Schlumberger N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders

P R O X Y

The undersigned, having received the Notice and Proxy Statement of the Annual General Meeting of Stockholders and the 2005 Annual Report to Stockholders, hereby appoints Maike Bergervoet, Aede Gerbranda, Gerard C.A. Smeets and Willem van Bokhorst and each of them proxies, with power of substitution, to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting, all my (our) shares of record of Schlumberger Limited (Schlumberger N.V.) at the Annual General Meeting of Stockholders to be held at the Curaçao Marriott Beach Resort, Piscadera Bay, Willemstad, Curaçao, Netherlands Antilles on April 12, 2006, and at any adjournment or adjournments thereof.

If no other indication is made, the proxies will vote FOR the election of the director nominees and FOR Proposals 2, 3, 4 and 5.

SEE REVERSE SIDE	Continued and to be signed on reverse side	SEE REVERSE SIDE

SCHLUMBERGER LIMITED

C/O COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/slb	OR	Vote-by-Telephone 1. Call toll-free: 1-877-PRX-VOTE (1-877-779-8683) If outside the Continental U.S., call collect on a touch-tone phone: 201-536-8073

If you vote over the Internet or by telephone, please do not mail your card.

Proxies voted by Telephone or Internet must be received by

11:59 P.M. EDT – April 11, 2006

☒	Please mark votes as in this example

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations. Directors recommend a vote FOR items 1, 2, 3, 4, and 5.

							FOR	AGAINST	ABSTAIN
1.	Election of 12 Directors Nominees (01) J. Deutch, (02) J.S. Gorelick,				2.	Adoption and approval of Financials and Dividends	☐	☐	☐
	(03) A. Gould, (04) T. Isaac, (05) A. Lajous, (06) A. Lévy-Lang, (07) M.E. Marks, (08) D. Primat, (09) T.I. Sandvold, (10) N. Seydoux, (11) L.G. Stuntz, (12) R. Talwar				3.	Adoption of Amendment to the Articles of Incorporation	☐	☐	☐

					4.	Approval of Amendment and Restatement of the Schlumberger 2005 Stock Option Plan	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	5.	Approval of independent registered public accounting firm	☐	☐	☐

☐	______________________________________				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
	For all nominees except as noted above

Please sign names exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give full title as such.

Please sign, date and return in the enclosed envelope.

Signature: __________________________ Date: ___________	Signature:__________________________ Date:___________